UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 25, 2018
(Date of earliest event reported)

Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33368	91-2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415) 800-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Glu Mobile Inc. (“Glu”) completed its annual review of executive compensation for Glu’s named executive officers set forth below (the “Executive Officers”):

●	Nick Earl, Glu’s President and Chief Executive Officer;
●	Eric R. Ludwig, Glu’s Executive Vice President, Chief Operating Officer and Chief Financial Officer;
●	Chris Akhavan, Glu’s Chief Revenue Officer; and
●	Scott J. Leichtner, Glu’s Vice President, General Counsel and Corporate Secretary.

In connection with such review, the Committee determined to continue to emphasize a pay-for-performance culture by (1) eliminating cash bonuses for Messrs. Earl, Ludwig and Akhavan (the “C-Suite Members”) for 2019 and replacing their cash bonus opportunity with performance-based stock options (“PSOs”) and (2) having a significant portion of each Executive Officer’s annual equity award be comprised of either PSOs or performance-based restricted stock units (“PSUs”) in addition to standard time vesting stock options. The Committee believes that Glu’s executive compensation program aligns the interests of the Executive Officers with Glu’s stockholders and is consistent with Glu’s strategic goals of realizing significant bookings and Adjusted EBITDA growth in 2019 and beyond.

Grant of Performance Options in Lieu of 2019 Cash Bonus

Consistent with the prior year, the Committee determined that it would not provide the C-Suite Members with a cash-based bonus plan for 2019, but instead would provide the C-Suite Members with the opportunity to earn an equivalent value of PSOs to the extent that Glu achieves certain bookings and Adjusted EBITDA (defined as non-GAAP operating income excluding depreciation and royalty impairments) targets during 2019, which targets represent a significant increase over forecasted 2018 financial results. Mr. Leichtner will participate in a cash-based bonus plan for 2019 and did not receive PSOs.

The Committee determined the maximum number of PSOs that each C-Suite Member can potentially earn by calculating the maximum cash bonus that each C-Suite Member could have otherwise received in 2019 based on the historical maximum bonus percentages and annual base salaries for each C-Suite Member and then converting such maximum bonus value into a maximum number of PSOs using a conversion ratio that utilized Glu’s 30-day average stock price prior to when the Committee approved the PSOs and the Black-Scholes value of the PSOs, as illustrated in the table below.

						Target	Maximum
			Base Salary	2019	2019	Bonus	Bonus
	Target	Maximum	for	Target	Maximum	Value	Value
Executive	Bonus	Bonus	Determining	Bonus	Bonus	Converted	Converted
Officer	Percentage	Percentage	# of PSOs	Value	Value	into PSOs	into PSOs
Nick Earl	100%	200%	$475,000(1)	$475,000	$950,000	150,709	301,418
Eric Ludwig	100%	200%	$375,000	$375,000	$750,000	118,981	237,962
Chris Akhavan	100%	200%	$400,000	$400,000	$800,000	126,913	253,826
(1)	The Committee approved an increase in Mr. Earl’s salary from $450,000 to $475,000, effective as of October 1, 2018.

The C-Suite Members will only earn the maximum amount of PSOs specified in the table above if Glu both (1) achieves a minimum Adjusted EBITDA goal for 2019 (the “Adjusted EBITDA Threshold”) and (2) generates bookings for 2019 that equal or exceed a specified maximum level of performance (the “Maximum Bookings Goal”). If Glu does not achieve the Maximum Bookings Goal, the C-Suite Members can earn (1) 50% of the maximum amount of PSOs if Glu achieves the Adjusted EBITDA Threshold in 2019 and generates 2019 bookings that are approximately 4% below the Maximum Bookings Goal (the “Target Bookings Goal”) and (2) 25% of the maximum amount of PSOs if Glu achieves the Adjusted EBITDA Threshold in 2019 and generates 2019 bookings that are approximately 8% below the Maximum Bookings Goal (the “Minimum Bookings Goal”). Each of the Maximum Bookings Threshold, Target Bookings Goal and the Minimum Bookings Goal represents a significant increase over forecasted 2018 bookings. To the extent that Glu achieves the Adjusted EBITDA Threshold in 2019 and generates bookings between two of the goals, the number of PSOs earned by the C-Suite Member will be calculated on a linear basis.

The table below illustrates the number of PSOs that each of the C-Suite Members could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2019:

				PSOs Earned if Glu
	PSOs Earned if Glu	PSOs Earned if Glu	PSOs Earned if Glu	Fails to Achieve
	Achieves Adjusted	Achieves Adjusted	Achieves Adjusted	Adjusted EBITDA
	EBITDA Threshold	EBITDA Threshold	EBITDA Threshold	Threshold or
	and Maximum	and Target	and Minimum	Minimum Bookings
C-Suite Member	Bookings Goal	Bookings Goal	Bookings Goal	Goal
Nick Earl	301,418	150,709	75,354	0
Eric Ludwig	237,962	118,981	59,490	0
Chris Akhavan	253,826	126,913	63,456	0

The PSOs were granted on October 25, 2018, have ten-year terms and have an exercise price equal to $6.42, the closing price of Glu’s common stock on The Nasdaq Global Select Market on such date. Glu will determine its 2019 Adjusted EBITDA and bookings in early 2020, and to the extent that the C-Suite Members earn any PSOs based on Glu’s 2019 bookings and Adjusted EBITDA, such PSOs will fully vest in February 2020 (consistent with the timing of when Glu historically paid cash bonuses to the C-Suite Members).

Grant of PSOs and PSUs as Part of Annual Refresh Grants

Reflecting its focus on emphasizing a pay-for-performance culture, the Committee determined this year to again award a significant portion of the value of each of the C-Suite Members’ annual equity award in PSOs and Mr. Leichtner’s annual equity award in PSUs.

The Committee determined the value of each Executive Officer’s annual refresh equity awards by benchmarking against similarly situated executives at Glu’s peer companies (the “Peer Companies”). The Peer Companies were based on Glu’s peer companies specified in Glu’s definitive proxy statement relating to its 2018 Annual Stockholders’ Meeting, which the Committee updated with the assistance of its outside compensation consultant to better reflect Glu’s current financial performance and market capitalization. The Committee determined to award 60% of the value of each of the C-Suite Members’ annual equity award in PSOs and 40% of the value of Mr. Leichtner’s annual equity award in PSUs; these Executive Officers received the balance of their annual refresh equity awards in the form of time vesting stock options.

Each of the PSOs and PSUs contain Adjusted EBITDA thresholds and bookings goals for each of 2019, 2020 and 2021, with one-third of the maximum shares subject to the PSOs and PSUs earnable in each of those years. The Adjusted EBITDA threshold and bookings goals for 2019 are the same as described above under “Grant of Performance Options in Lieu of 2019 Cash Bonus,” with the thresholds and goals for 2020 and 2021 increasing significantly from the prior year’s thresholds. To the extent that Glu achieves the Adjusted EBITDA threshold for a given year and generates bookings between two of the goals, the number of PSOs or PSUs earned by the Executive Officer for such year will be calculated on a linear basis. If Glu does not achieve an Adjusted EBITDA threshold or bookings goals in any year and less than the full amount of shares are earned for such year, the Executive Officer cannot recapture those shares through overachievement of the maximum Adjusted EBITDA thresholds and bookings goals in subsequent years.

The table below illustrates the number of PSOs or PSUs that each Executive Officer could potentially earn based on Glu’s Adjusted EBITDA and bookings for 2019, 2020 and 2021:

		Maximum	Target PSOs/PSUs Eligible to be			PSOs/PSUs Earned in Each Year for
	Target	Total	Earned for Performance During:			Performance Equal to: (% of Target)
	PSOs or	PSOs or
Executive	PSUs	PSUs
Officer	Earnable	Earnable	FY19	FY20	FY21	Threshold	Target	Maximum
Nick Earl	539,333	809,000	179,777	179,778	179,778	50%	100%	150%
Eric Ludwig	287,333	431,000	95,777	95,778	95,778	50%	100%	150%
Chris Akhavan	105,333	158,000	35,111	35,111	35,111	50%	100%	150%
Scott Leichtner	40,000	60,000	13,333	13,333	13,334	50%	100%	150%

Each of the PSOs and PSUs were granted on October 25, 2018, and the PSOs have ten-year terms and an exercise price equal to $6.42, the closing price of Glu’s common stock on The Nasdaq Global Select Market on such date. Glu will determine its EBITDA and bookings for each of 2019, 2020 and 2021 early in 2020, 2021 and 2022, respectively, and to the extent that the Executive Officers earn any PSOs or PSUs based on Glu’s bookings and EBITDA for such years, the shares earned will fully vest in February 2020, 2021 and 2022, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

Date: October 29, 2018	By:	/s/ Scott J. Leichtner
Name: Scott J. Leichtner
Title: Vice President and General Counsel